EXHIBIT 99.1

GEE Group Announces Results for Fiscal 2017 Fourth Quarter and Year End

Fourth Quarter Revenue Up 113%; GAAP Net Income $3.7 million and Adjusted EBITDA $2.4 million

Naperville, IL, December 28, 2017 / Accesswire / – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced consolidated financial results for the fourth quarter and fiscal year ended September 30, 2017.

Fourth Quarter and Full Year Highlights

•	Revenue for the fiscal 2017 fourth quarter was approximately $46.4 million, up approximately 113% over the fourth quarter of fiscal 2016. Contract staffing services contributed approximately $40.2 million or approximately 87% of revenue and direct placement services contributed approximately $6.2 million or approximately 13% of revenue. This compares to contract staffing services of approximately $20.2 million or approximately 93% of revenue and direct placement services of approximately $1.6 million or approximately 7% of revenue respectively for the same quarter of fiscal 2016.

•	Revenue for the fiscal year ended September 30, 2017 was approximately $135 million up approximately 62% over the prior fiscal year ended September 30, 2016. Contract staffing services contributed approximately $120.2 million or approximately 89% of revenue and direct placement services contributed approximately $14.7 million or approximately 11% of revenue. This compares to contract staffing services of approximately $76.2 million or approximately 92% of revenue and direct placement services of approximately $6.9 million or approximately 8% of revenue respectively for the 2016 fiscal year.

•	Revenue from combined professional contract and professional direct placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties, was approximately $40.3 million and represents approximately 87% of total revenue for the 2017 fiscal fourth quarter and approximately $110.1 million and approximately 82% of total revenue respectively for the fiscal year ended September 30, 2017. This compares to approximately $16.1 million or approximately 74% of total revenue for the fourth quarter of fiscal 2016 and approximately $61.2 million and approximately 74% of total revenue respectively for the fiscal year ended September 30, 2016. The Company’s strategic plan to focus on the higher margin professional staffing and solutions services sectors through organic growth and acquisitions is attributable to the change in the revenue mix.

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•	Overall combined gross margin for the fiscal fourth quarter ended September 30, 2017 (including direct placement services which is recorded at 100% gross margin) was approximately 36.3% compared to approximately 27.7% for the fiscal fourth quarter ended September 30, 2016. The combined overall contract staffing gross margin (excluding direct placement services) was approximately 26.5% for the fiscal year fourth quarter of 2017 vs. approximately 22.1% for the comparable prior year quarter. Overall combined professional services gross margin for the 2017 fiscal year fourth quarter (including direct placement services) was approximately 38.4% vs. approximately 31.6% for the 2016 fiscal year fourth quarter. Professional contract staffing services gross margin (excluding direct placement services) for the fourth quarter ended September 30, 2017 was approximately 27.3% vs. approximately 24.3% for the comparable prior year quarter. Commercial staffing services (light industrial) gross margin was approximately 22.2% for the 2017 fiscal year fourth quarter vs. approximately 16.6% for the 2016 fiscal year fourth quarter. The changes in the 2017 fiscal year fourth quarter vs. the 2016 fiscal year fourth quarter in overall gross margin, overall contract staffing gross margin, professional contract staffing gross margin and commercial services gross margin are primarily attributable to more direct hire revenue in the professional division as a percentage of revenue in the fiscal 2017 fourth quarter compared to the fourth quarter of fiscal 2016, additional professional contract staffing revenue from acquired companies, and the elimination of lower margin business plus the benefit of a new workers compensation program and rebates in the commercial services division.

•	Overall combined gross margin for the fiscal year ended September 30, 2017 (including direct placement services) was approximately 33.3% compared to approximately 28.4% for the fiscal year ended September 30, 2016. The combined overall contract staffing gross margin (excluding direct placement services) was approximately 25.2% for the 2017 fiscal year end vs. approximately 22% for the 2016 fiscal year end. Professional contract staffing services gross margin (excluding direct placement services) for the 2017 fiscal year end was approximately 27.4% compared to approximately 25.5% for the 2016 fiscal year end. Commercial staffing services (light industrial) gross margin for the 2017 fiscal year end was approximately 16.5% compared to approximately 13.1% for the 2016 fiscal year end. The changes in the fiscal year ended September 30, 2017 vs. the comparable 2016 prior fiscal year in overall gross margin, overall contract staffing gross margin, professional contract staffing gross margin and commercial staffing services gross margin are primarily attributable to more direct hire revenue in the professional division as a percentage of revenue in the 2017 fiscal year compared to the 2016 fiscal year, additional professional contract staffing revenue from acquired companies, and the elimination of lower margin business plus the benefit of a new workers compensation program and rebates in the commercial services division.

•	Selling, general and administrative expenses (SG&A) were approximately $14.6 million and approximately 32% as a percentage of revenue for the 2017 fiscal fourth quarter compared to approximately $5 million and approximately 23% of revenue for the 2016 fiscal fourth quarter. The increase in SG&A is primarily due to the inclusion of acquired companies (primarily SNI) SG&A and GEE Group noncash stock and stock option expenses in the 2017 fiscal fourth quarter. This compares favorably with the 2017 fiscal third quarter ended June 30, 2017 showing a reduction of approximately $900,000 which exceeds the anticipated reduction in sequential SG&A expenses as outlined in the Company’s October 10, 2017 fiscal fourth quarter pre- release of selected estimated preliminary financial information.

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•	Selling, general and administrative expenses (SG&A) as a percentage of revenue for the 2017 fiscal year was approximately 29% compared to approximately 24% of revenue for the 2016 fiscal year. SG&A was approximately $39.5 million for the 2017 fiscal year compared to approximately $19.9 million for the 2016 fiscal year. Noncash stock and stock option expenses and acquired companies selling, general and administrative expenses contributed to the increase in SG&A.

•	Income from operations for the 2017 fiscal fourth quarter was approximately $241,000 compared to income from operations of approximately $484,000 for the comparable fiscal 2016 prior year quarter. Loss from operations for the fiscal year ended September 30, 2017 was approximately $1.4 million vs. income from operations of approximately $1.2 million for the fiscal year ended September 30, 2016.

•	Net income for the fiscal fourth quarter ended September 30, 2017 was approximately $3.7 million compared to net income of approximately $1 million for the fiscal fourth quarter ended September 30, 2016. Net loss for the fiscal year ended September 30, 2017 was approximately $2.4 million vs. net income of approximately $1.2 million for the fiscal year ended September 30, 2016. The net income for the 2017 fiscal fourth quarter and 2017 fiscal year ended September 30, 2017 included a favorable tax benefit realized of approximately $6.4 million and approximately $6 million respectively.

•	Adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure) computed EBITDA as adjusted for noncash stock compensation and stock option expense, acquisition, merger, restructuring & integration expenses, and change in contingent consideration for the fiscal fourth quarter ended September 30, 2017 was approximately $2.4 million. vs. adjusted EBITDA of approximately $1.2 million for the comparable 2016 prior year fiscal fourth quarter and compares favorably to the fiscal third quarter ended June 30, 2017 reported amount of approximately $1.8 million. Reconciliations of non-GAAP adjusted EBITDA for the fiscal fourth quarters of 2017 and 2016 to GAAP net income (net loss) for those periods are attached to this press release.

•	Adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure) computed EBITDA as adjusted for noncash stock compensation and stock option expense, acquisition, merger, restructuring & integration expenses, loss on extinguishment of debt, and change in contingent consideration for the fiscal year ended September 30, 2017 was approximately $6.4 million vs. adjusted EBITDA of approximately $4.6 million for the fiscal year ended September 30, 2016. Reconciliations of non-GAAP adjusted EBITDA for the fiscal years ended September 30, 2017 and September 30, 2016 to GAAP net income (net loss) for those periods are attached to this press release.

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The aforementioned Fourth Quarter and Full Year Highlights should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports on Form 10Q, Current Reports on Forms 8K & 8K/A, Information Statements on Schedules 14A & 14C, and Annual Reports on Form 10K filed with the SEC for the fiscal years 2016 and 2017, the discussion of financial results in this press release, and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the measures provided by GAAP as further discussed below in this press release. Financial information provided in this press release may consist of estimates, projected financial information and certain assumptions that are considered forward looking statements and are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

Full Year Financial Results: Discussion

The Company reported consolidated revenue of approximately $135 million for the year ended September 30, 2017 up approximately 62% as compared to revenue of approximately $83.1 million for the fiscal year ended September 30, 2016. Contract staffing services contributed approximately $120.2 million or approximately 89% of consolidated revenue and direct placement services contributed approximately $14.7 million or approximately 11% of consolidated revenue for the 2017 fiscal year versus approximately $76.2 million or approximately 92% of consolidated revenue and approximately $6.9 million or approximately 8% of consolidated revenue respectively for the 2016 fiscal year. The increase in contract staffing services revenue for the fiscal year ended September 30, 2017 over the comparable prior year was primarily due to an increase of approximately $41.1 million in professional contract staffing services revenue including significant contributions from strategic acquisitions. Commercial (light industrial) contract staffing services revenue was approximately $24.9 million for the fiscal year ended September 30, 2017 compared to approximately $21.9 million for the fiscal year ended September 30, 2016. The increase in revenue was primarily due to increased business from existing customers and several new accounts.

GEE Group’s professional contract staffing services gross profit margin excluding direct placement services (recorded at 100% gross margin) for the fiscal year ended September 30, 2017 was approximately 27.4% versus approximately 25.5% for fiscal year ended September 30, 2016. The Company’s commercial (light industrial) staffing services gross margin for the 2017 fiscal year was approximately 16.5% versus approximately 13.1% for the 2016 fiscal year. The change in professional staffing services gross margin was primarily due to revenue mix change and gross margin differential in professional contract staffing services revenue from the acquired companies which, in general, contributed higher gross profit spreads and higher bill rates than GEE Group’s existing professional contract staffing services business. The Company’s commercial (industrial) staffing gross margin percent improved approximately 340 basis points for the fiscal year ended September 30, 2017 vs. the comparable prior year period. The improved gross margin was primarily attributable to the elimination of less profitable customers, better pricing from new and existing customers and the benefit of lower workers compensation costs and related rebates from a newly implemented plan.

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The Company’s selling, general and administrative expenses (SG&A) for the year ended September 30, 2017 increased by approximately $19.6 million to approximately $39.5 million compared to approximately $19.9 million for the prior fiscal year. The increase was primarily related to the inclusion of selling, general and administrative expenses of the acquired companies and increases in noncash stock and stock option compensation expenses during the 2017 fiscal year. SG&A as a percentage of revenue increased approximately 5 percentage points to 29% for the September 30, 2017 fiscal year compared to 24% for the prior fiscal year.

GEE Group recorded GAAP loss from operations of approximately $1.4 million for the fiscal year ended September 30, 2017 compared to GAAP income from operations of approximately $1.2 million for the fiscal year ended September 30, 2016. GAAP net loss for the fiscal year ended in 2017 was approximately $2.4 million compared to GAAP net income for the fiscal year ended in 2016 of approximately $1.2 million.

GEE Group’s adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure), computed EBITDA as adjusted for noncash stock compensation and stock option expense, acquisition, merger, restructuring & integration expenses, loss on extinguishment of debt, and change in contingent consideration was approximately $6.4 million for the fiscal year ended September 30, 2017 compared to adjusted EBITDA of approximately $4.6 million for the fiscal year ended September 30, 2016. Reconciliations of non-GAAP adjusted EBITDA for the fiscal years ended September 30, 2017 and September 30, 2016 to GAAP net income (net loss) for those periods are attached to this press release.

Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash gain or loss from changes in the value of the derivative liability related to the conversion option on its convertible debt, gain or loss from extinguishment of debt related to the convertible note payable, plus non-cash stock option and stock based compensation, acquisition, integration and restructuring costs and the change in contingent consideration. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above , however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K for the respective periods filed with the SEC. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in Form 10Q and Form 10-K for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (loss) referred to in the highlights or elsewhere in this press release are provided in the schedules that are a part of this press release.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “Our fiscal year ended September 30th, 2017 was a highly successful year for the Company as we were able to complete the SNI acquisition, which will significantly increase revenue, add to profitability and strengthen our market position. Our core professional and commercial services groups, contributed solid revenue and earnings to the Company. GEE Group’s menu of services and delivery capability, as enhanced by the SNI acquisition, expanded the Company’s geographic footprint and dramatically changed our revenue service mix to the predominantly higher margin professional staffing and solutions sector.”

Mr. Dewan added, “We made excellent progress and are continuing to implement changes to obtain operational efficiencies and to lower selling, general and administrative expenses (SG&A) overall and as a percentage of revenue. GEE Group is well positioned to obtain more economies of scale with the objective and expectation to expand future operating margins and to significantly increase profitability going forward. We continue to add recruiting and sales resources to help obtain new customers and penetrate existing accounts. GEE Group has a clear and directed focus to increase organic growth while continuing to be opportunistic with potential acquisitions.”

Mr. Dewan concluded, “We continue to experience strong demand for our services through the end of 2017 and anticipate a continued robust employment environment as we end 2017 and enter the new year. With the current favorable macroeconomic conditions and the efforts of our talented regional and local personnel driving outstanding customer service, we anticipate that GEE Group will continue to deliver solid financial results in the near term.”

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Fourth Quarter Ended September 30,

(In thousands)
	2017	2016
Net income (net loss) GAAP	$3,726	$1,033
Interest expense, net	2,865	450
Taxes (benefit)	(6,350)	1
Depreciation and amortization	1,317	435
Stock compensation & stock option expense	262	199
Acquisition, integration & restructuring	619	105
Change in contingent consideration	-	(1,000)
Non-GAAP adjusted EBITDA	$2,439	$1,223

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Year Ended September 30,

(In thousands)
	2017	2016
Net income (net loss) GAAP	$(2,372)	$1,173
Interest expense, net	5,995	1,602
Taxes (benefit)	(6,018)	3
Depreciation and amortization	3,953	1,867
Stock compensation & stock option expense	902	793
Acquisition, integration & restructuring	2,925	702
Loss on extinguishment of debt	994	-
Change in contingent consideration	-	(1,581)
Non-GAAP adjusted EBITDA	$6,379	$4,559

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Balance Sheet Highlights as of September 30,

(In thousands)
	2017	2016
Current Assets	$28,977	$15,597
Total Assets	$141,815	$45,926

Current Liabilities*	$27,389	$16,194
Total Liabilities	$61,030	$5,199

Mezzanine Equity	$29,333	$
Total Shareholder’s Equity	$24,063	$24,533
Total Liability and Shareholder’s Equity	$141,815	$45,926
Working Capital*	$1,588	$(597)

*included in the determination of working capital are non-cash current liabilities for:

JAX Legacy Conversion	$385
JAX Legacy Interest	$210
Sellers Subordinated	$596
Total	$1,191

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company’s future results (including certain projections, pro forma financial information, and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act”), and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as “will”, “may,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “pro forma”, “estimates,” “aims,” “believes,” “hopes,” “potential,” “intends,” “suggests,” “appears,” “seeks,” or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company’s actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants ; (vi) changes in the size and nature of the Company’s competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company’s failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company’s failure to improve operating margins and realize cost efficiencies and economies of scale ; (xi) the Company’s failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company’s failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading “Forward-Looking Statements” in the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company’s other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Andrew J. Norstrud

813.803.8275

invest@genp.com

SOURCE: GEE Group Inc.

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